EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT*

Legal Name	Jurisdiction	Name Under Which Doing Business
Aanderaa Data Instruments AS	Norway
Anadolu Flygt Pompa Pazarlama Ve Ticaret A.Ş.	Turkey
AYC Sinergia, S.L.	Spain
Caribe Water Technology, Inc.	Puerto Rico
Cleverpy Machine Learning. S.L.	Spain
CMS Research Corporation	Alabama
EMX HOLDINGS, INC.	Delaware
Ensai Ingenieria, S.L.	Spain
EnviroMix, Inc.	Delaware
Evoqua Finance LLC	Delaware
Evoqua Pension Trustees Limited	England & Wales
Evoqua Water Technologies (Shanghai) Co., Ltd.	China
Evoqua Water Technologies Canada Ltd.	Nova Scotia
Evoqua Water Technologies Corp.	Delaware
Evoqua Water Technologies GmbH	Germany
Evoqua Water Technologies India Private Limited	India
Evoqua Water Technologies Ireland Limited	Ireland
Evoqua Water Technologies Limited	England & Wales
Evoqua Water Technologies LLC	Delaware
Evoqua Water Technologies Ltd.	Canada (Federally Chartered)
Evoqua Water Technologies Pte. Ltd.	Singapore
Evoqua Water Technologies Pty Ltd	Australia
EWT Holdings II Corp.	Delaware
EWT Holdings III Corp.	Delaware
Faradyne Motors (Suzhou) Co. Ltd.	China
Faradyne Motors LLC	Delaware
Flow Control LLC	Delaware
Fluid Handling, LLC	Delaware
Global Omnium Idrica HK Limited	Hong Kong
Global Omnium Idrica, S.L.	Spain
GoAigua Inc.	Delaware
GoAigua Mex, S.A. de C.V.	Mexico
GoAigua Solutions Inc.	Canada (Federally Chartered)
Goulds Water Technology Philippines, Inc	Philippines
Heusser Water Solutions AG	Switzerland
Idrica Chile SPA	Chile
Idrica Colombia S.A.S.	Colombia
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Idrica do Brasil Saneamiento Digital Ltda.	Brazil
Idrica for Contracting and Consulting W.L.L.	Qatar
Idrica Peru, S.A.C.	Peru
Idrica Sociedad de Responsabilidad Limitada	Costa Rica
IMT B.V.	Netherlands
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. De C.V.	Mexico
Lowara s.r.l. Unipersonale	Italy	Lowara
Lowara UK Ltd	England & Wales
Lowara Vogel Polska SP.ZO.O.	Poland
MAGNETO international B.V.	Netherlands
Multitrode Pty Ltd	Queensland
Neptune Benson, Inc.	Delaware
Nova Analytics Europe, LLC	Delaware
Pac Machine Co., Inc.	California
Pension Trustee Management Ltd	England & Wales
Pipeline Technologies Philippines Corp	Philippines
PT Xylem Water Solutions Indonesia	Indonesia
Pure Holding Inc.	Delaware
Pure Technologies Abu Dhabi	United Arab Emirates
Pure Technologies Ltd.	Alberta
Pure Technologies U.S. Inc.	Delaware	Wachs Water Services
PureHM Inc.	Alberta
PureHM U.S. Inc.	Delaware
Sensus (Nanjing) Trading Co., Ltd.	China
Sensus (UK Holdings) Ltd.	England & Wales
Sensus Canada Inc.	Federally Chartered
Sensus Chile SpA	Chile
Sensus France Holdings SAS	France
Sensus France SAS	France
Sensus Germany GmbH & Co. KG	Ludwigshafen
Sensus Germany GP GmbH	Germany
Sensus GmbH Hannover	Germany
Sensus GmbH Ludwigshafen	Germany
Sensus International Australia Pty. Ltd.	Australia
Sensus International S.a.r.l.	Luxembourg
Sensus International S.A.S.	Colombia
Sensus Italia S.R.L.	Italy
Sensus Maroc SA	Morocco
SENSUS METERING ESPAÑA, S.L.	Spain
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Sensus Metering India Private Limited	India
Sensus Metering Systems (LuxCo 2) S.ar.l	Luxembourg
Sensus Metering Systems (LuxCo 3) S.àr.l	Luxembourg
Sensus Meters USA LLC	Delaware
Sensus Polska Sp. z o.o.	Poland
Sensus Services Deutschland GmbH	Germany
Sensus Singapore Pte. Ltd.	Singapore
Sensus Slovensko a.s.	Slovak Republic
Sensus South Africa (Pty) Ltd	South Africa
Sensus SPA (Algeria)	Algeria
Sensus Spectrum LLC	Delaware
Sensus UK Systems Limited	England & Wales
Sensus USA Inc.	Delaware
Sentec Limited	England & Wales
Simply Clean Air and Water, Inc.	Connecticut
Smith-Blair, Inc.	Delaware
Vacom Systems, LLC	Utah
Water Technologies U.K. Ltd	England & Wales
WTG Holdco Australia Pty Ltd	Australia
WTG Holdings BV	Netherlands
Xylem (Beijing) Technology Co. Ltd	China
Xylem (China) Company Limited	China
Xylem (Hong Kong) Limited	Hong Kong
Xylem (Nanjing) Co., Ltd	China
Xylem Analytics Beijing Co., Ltd.	China
Xylem Analytics Germany GmbH	Germany
Xylem Analytics Germany Sales GmbH & Co. KG	Germany
Xylem Analytics IP GmbH & Co. KG	Germany
Xylem Analytics IP Management GmbH	Germany
Xylem Analytics UK Limited	England & Wales
Xylem Australia Holdings PTY LTD	New South Wales
Xylem Brasil Soluções para Água Ltda	Brazil
Xylem Canada GP ULC	Alberta
Xylem Canada LP	Ontario
Xylem Canada Ltd.	Alberta
Xylem Central Asia Limited Liability Partnership	Kazakhstan
Xylem Česká republika spol. s r.o.	Czech Republic
Xylem Chihuahua S. de R.L. de C.V.	Mexico City
Xylem China LLC	Delaware
Xylem Cote d’Ivoire	Ivory Coast
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Xylem Dewatering Solutions UK Ltd	England & Wales
Xylem Dewatering Solutions, Inc.	New Jersey	Godwin Pumps of America
Xylem Egypt LLC	Egypt
Xylem Egypt Manufacturing LLC	Egypt
Xylem Europe GmbH	Switzerland
Xylem Global S.àr.l	Luxembourg
Xylem Holdings Egypt LLC	Egypt
Xylem Inc.	Indiana
Xylem Industries Malta Limited	Malta
Xylem Industries Singapore Pte. Ltd.	Singapore
Xylem International Inc.	Delaware
Xylem International S.àr.l	Luxembourg
Xylem IP Holdings LLC	Delaware
Xylem IP UK S.àr.l	Luxembourg
Xylem Israel Ltd.	Israel
Xylem Japan K.K.	Japan
Xylem Luxembourg 1	Luxembourg
Xylem Manufacturing Middle East Region FZCO	United Arab Emirates
Xylem Middle East Water Equipment Trading & Rental LLC	United Arab Emirates
Xylem Monterrey, S. de R.L. de C.V.	Mexico
Xylem Ontario Inc.	Ontario
Xylem Rus LLC	Russian Federation
Xylem Saudi	Saudi Arabia
Xylem Service Italia Srl	Italy
Xylem Services USA LLC	Delaware
Xylem South Africa Trust	South Africa
Xylem Switzerland 1 GmbH	Switzerland
Xylem Switzerland 2 GmbH	Switzerland
Xylem Switzerland 3 GmbH	Switzerland
Xylem Switzerland 4 GmbH	Switzerland
Xylem Switzerland 5 GmbH	Switzerland
Xylem Vue Inc.	Delaware
Xylem Water Holdings Ltd	England & Wales
Xylem Water Services Ltd	England & Wales
Xylem Water Solutions (Thailand) Co., Ltd.	Thailand
Xylem Water Solutions Argentina S.R.L.	Argentina
Xylem Water Solutions Australia Limited	New South Wales
Xylem Water Solutions Austria GmbH	Austria
Xylem Water Solutions Belgium BV	Belgium
Xylem Water Solutions Chile S.A.	Chile
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Xylem Water Solutions Colombia S.A.S.	Colombia
Xylem Water Solutions Denmark ApS	Denmark
Xylem Water Solutions Deutschland GmbH	Germany	Flygt
Xylem Water Solutions España, S.L.U	Spain
Xylem Water Solutions France SAS	France
Xylem Water Solutions Global Services AB	Sweden
Xylem Water Solutions Herford GmbH	Germany
Xylem Water Solutions India Pvt. Ltd.	Vadodara
Xylem Water Solutions Ireland Ltd.	Ireland
Xylem Water Solutions Italia S.r.l.	Italy	Flygt
Xylem Water Solutions Kenya Limited	Kenya
Xylem Water Solutions Korea Co., Ltd.	South Korea
Xylem Water Solutions Magyarorszag Kft.	Hungary
Xylem Water Solutions Malaysia SDN. BHD.	Malaysia
Xylem Water Solutions Manufacturing AB	Sweden
Xylem Water Solutions Metz SAS	France
Xylem Water Solutions Mexico S.de R.L. de C.V.	Mexico
Xylem Water Solutions Middle East Region FZCO	United Arab Emirates
Xylem Water Solutions Nederland BV	Netherlands	Flygt
Xylem Water Solutions New Zealand Limited	New Zealand
Xylem Water Solutions Norge AS	Norway
Xylem Water Solutions Panama s.r.l.	Panama
Xylem Water Solutions Peru S.A.	Peru
Xylem Water Solutions Polska Sp. z o.o.	Poland
Xylem Water Solutions Portugal Unipessoal Lda.	Portugal
Xylem Water Solutions Romania SRL	Romania
Xylem Water Solutions Singapore PTE Ltd.	Singapore
Xylem Water Solutions South Africa (Pty) Ltd.	South Africa
Xylem Water Solutions Suomi Oy	Finland
Xylem Water Solutions Sweden AB	Sweden
Xylem Water Solutions U.S.A., Inc.	Delaware
Xylem Water Solutions UK Holdings Ltd	England & Wales
Xylem Water Solutions UK Ltd	England & Wales
Xylem Water Solutions Zelienople LLC	Delaware
Xylem Water Solutions(Shenyang) CO., Ltd.	China
Xylem Water Systems Hungary Kft.	Hungary
Xylem Water Systems International, Inc.	Delaware
Xylem Water Systems U.S.A., LLC	Delaware
YSI (China) Limited	Hong Kong
YSI Incorporated	Ohio
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.